UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 22, 2021

CARNEGIE DEVELOPMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-207583	90-0712976
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3495 Lakeside Drive, #1087 Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 800-345-8561

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (‘230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (‘240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01. Other Events

On November 22, 2021, Carnegie Development, Inc. (the “Company” or the “Issuer”) entered into a Subscription Agreement and Letter of Investment Intent to issue 4,761,905 shares of Common Stock at an aggregate consideration value of $1,000,000 ($0.21 per share) to Lynn Investments, LLC, a Texas limited liability company, in consideration of the acquisition by the Issuer of 100% of the membership interest in LaJolla Construction Management, LLC, a Texas limited liability company (“LaJolla”), which is engaged in the business of management of construction projects for a fee. The shares of Common Stock issued constitute less than 5% of the issued and outstanding shares of Common Stock of the Issuer and will, when issued, be restricted securities. No underwriter or broker was involved in the transaction, and no commissions were paid to any person or entity. The overall transaction did not involve any public offering and would qualify as an exempt transaction under Section 4(a)(2) under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARNEGIE DEVELOPMENT, INC.

Dated: November 29, 2021	By:	/s/ Timothy Barton
Timothy Barton,
President and Chief Executive Officer

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